Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record First Quarter 2024 Results

Record Q1 2024 Run-Rate Daily Production of 24,678 Boe/d (6:1)
Exceeds Mid-Point of Guidance

Record Q1 2024 Oil, Natural Gas and NGL Revenues and Adjusted EBITDA

Activity on Acreage Remains Robust with 98 Active Rigs Drilling Representing 16%1
Market Share of U.S. Land Rig Count

Announces Q1 2024 Cash Distribution of $0.49 per Common Unit

FORT WORTH, Texas, May 2, 2024 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 129,000 gross wells across 28 states, today announced financial and operating results for the quarter ended March 31, 2024.

First Quarter 2024 Highlights

•	Record Q1 2024 run-rate daily production of 24,678 barrels of oil equivalent (“Boe”) per day (6:1), an increase of 1.4% from Q4 2023, or 5.6% on an annualized basis

•	Record Q1 2024 oil, natural gas and NGL revenues of $87.5 million, an increase of 4.2% from Q4 2023

•	Q1 2024 net income of approximately $9.3 million and net income attributable to common units of approximately $3.2 million, as compared to $17.8 million and $9.8 million, respectively, from Q4 2023

•	Record Q1 2024 consolidated Adjusted EBITDA of $74.1 million, an increase of 7.4% from Q4 2023

•	As of March 31, 2024, Kimbell’s major properties[2] had 8.20 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (3.96 net DUCs and 4.24 net permitted locations) compared to an estimated 5.8 net wells needed to maintain flat production

•	As of March 31, 2024, Kimbell had 98 rigs actively drilling on its acreage, flat from Q4 2023 and representing 16.3% market share of all land rigs drilling in the continental United States as of such time

•	Announced a Q1 2024 cash distribution of $0.49 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 12.5% annualized yield based on the May 1, 2024 closing price of $15.63 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

1 Based on Kimbell rig count of 98 and Baker Hughes U.S. land rig count of 601 as of March 31, 2024.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

•	Conservative Balance Sheet with Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA of 1.0x

•	Kimbell affirms its financial and operational guidance ranges for 2024 previously disclosed in its Q4 2023 earnings release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “Operational momentum from 2023 continued into the first quarter of 2024 as the company achieved several new records in terms of daily production, revenue and Adjusted EBITDA. Q1 2024 reflected another quarter of organic run-rate production growth exceeding the mid-point of guidance and we exited the quarter with a near record number of rigs drilling on our acreage. Furthermore, our line-of-site wells continue to be well above the number of wells needed to maintain flat production, giving us confidence in the resilience of our production as we progress through 2024.

“Overall, we are very pleased with this quarter as well as the Q1 2024 distribution that we declared today of 49 cents per common unit, an increase of 14% from Q4 2023. Furthermore, approximately 79% percent of this distribution is expected to be considered return of capital and not subject to dividend taxes, further enhancing the after-tax return to our common unitholders.

“As we look forward in 2024 and beyond, we are confident about the U.S. oil and natural gas industry, our role as a leading consolidator in the sector and the prospects for Kimbell to generate long-term unitholder value.”

First Quarter 2024 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the first quarter of 2024, or $0.49 per common unit. The distribution will be payable on May 20, 2024 to common unitholders of record at the close of business on May 13, 2024. Kimbell plans to utilize the remaining 25% of cash available for distribution for the first quarter of 2024 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q1 2024 projected cash available for distribution), Kimbell has paid down approximately $149.8 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell expects that approximately 79% of its first quarter 2024 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitute dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2024. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Kimbell Royalty Partners, LP – News Release

Financial Highlights

Kimbell’s first quarter 2024 average realized price per Bbl of oil was $75.84, per Mcf of natural gas was $1.88, per Bbl of NGLs was $23.72 and per Boe combined was $33.90.

During the first quarter of 2024, the Company’s total revenues were $82.2 million, net income was approximately $9.3 million and net income attributable to common units was approximately $3.2 million, or $0.04 per common unit. There was a non-cash ceiling test impairment expense of $6.0 million recorded during the quarter, primarily related to the decline in commodity prices.

Total first quarter 2024 consolidated Adjusted EBITDA was $74.1 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the first quarter of 2024, G&A expense was $9.4 million, $5.8 million of which was Cash G&A expense, or $2.57 per BOE (Cash G&A and Cash G&A per Boe are non-GAAP financial measures. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the first quarter of 2024, which is a non-cash G&A expense, was $3.7 million or $1.64 per Boe.

As of March 31, 2024, Kimbell had approximately $285.4 million in debt outstanding under its secured revolving credit facility, had net debt to first quarter 2024 trailing twelve month consolidated Adjusted EBITDA of approximately 1.0x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $264.6 million in undrawn capacity under its secured revolving credit facility as of March 31, 2024.

As of March 31, 2024, Kimbell had outstanding 74,646,476 common units and 20,847,295 Class B units. As of May 2, 2024, Kimbell had outstanding 74,646,476 common units and 20,847,295 Class B units.

Production

First quarter 2024 average daily production was 27,454 Boe per day (6:1), which consisted of 2,776 Boe per day related to prior period production recognized in Q1 2024, and 24,678 Boe per day of run-rate production. The 24,678 Boe per day of run-rate production was composed of approximately 50% from natural gas (6:1) and approximately 50% from liquids (32% from oil and 18% from NGLs). The prior period production recognized in Q1 2024 was attributable to past production that came into pay status during the first quarter of 2024.

Kimbell Royalty Partners, LP – News Release

Operational Update

As of March 31, 2024, Kimbell’s major properties had 756 gross (3.96 net) DUCs and 768 gross (4.24 net) permitted locations on its acreage. In addition, as of March 31, 2024, Kimbell had 98 rigs actively drilling on its acreage, which represents an approximate 16.3% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of March 31, 2024(1)	Gross Permits as of March 31, 2024(1)	Net DUCs as of March 31, 2024(1)	Net Permits as of March 31, 2024(1)
Permian	421	439	1.83	2.55
Eagle Ford	73	83	0.44	0.60
Haynesville	55	24	0.46	0.38
Mid-Continent	132	63	1.06	0.44
Bakken	68	135	0.11	0.13
Appalachia	3	9	0.00	0.02
Rockies	4	15	0.06	0.12
Total	756	768	3.96	4.24

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell's net inventory.

Hedging Update

The following provides information concerning Kimbell’s hedge book as of March 31, 2024:

Fixed Price Swaps as of March 31, 2024
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
2Q 2024	140,959	1,318,317	$82.76	$3.83
3Q 2024	142,508	1,328,940	$76.88	$3.96
4Q 2024	141,588	1,332,712	$74.60	$4.19
1Q 2025	140,400	1,289,520	$71.55	$4.32
2Q 2025	140,686	1,310,127	$67.64	$3.52
3Q 2025	136,068	1,261,964	$74.20	$3.74
4Q 2025	146,372	1,291,680	$68.26	$3.68
1Q 2026	146,880	1,296,000	$70.38	$4.07

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss first quarter 2024 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 9, 2024 by dialing 201-612-7415 and using the conference ID 13745127#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Kimbell Royalty Partners, LP – News Release

Presentation

On May 2, 2024, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 129,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth (including financial and operational guidance), drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Kimbell Royalty Partners, LP – News Release

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

March 31,
2024
Assets:
Current assets
Cash and cash equivalents	$39,680
Oil, natural gas and NGL receivables	54,704
Derivative assets	6,074
Accounts receivable and other current assets	2,849
Total current assets	103,307
Property and equipment, net	532
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,048,712
Less: accumulated depreciation, depletion and impairment	(871,068)
Total oil and natural gas properties, net	1,177,644
Right-of-use assets, net	2,103
Derivative assets	673
Loan origination costs, net	6,812
Total assets	$1,291,071
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$6,854
Other current liabilities	5,326
Total current liabilities	12,180
Operating lease liabilities, excluding current portion	1,796
Derivative liabilities	1,438
Long-term debt	285,360
Other liabilities	167
Total liabilities	300,941
Commitments and contingencies
Mezzanine equity:
Series A preferred units	314,818
Kimbell Royalty Partners, LP unitholders' equity:
Common units	640,372
Class B units	1,042
Total Kimbell Royalty Partners, LP unitholders' equity	641,414
Non-controlling interest in OpCo	33,898
Total unitholders' equity	675,312
Total liabilities, mezzanine equity and unitholders' equity	$1,291,071

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
Revenue
Oil, natural gas and NGL revenues	$87,499	$57,417
Lease bonus and other income	439	437
(Loss) gain on commodity derivative instruments, net	(5,704)	9,062
Total revenues	82,234	66,916
Costs and expenses
Production and ad valorem taxes	6,532	4,277
Depreciation and depletion expense	38,167	17,564
Impairment of oil and natural gas properties	5,963	—
Marketing and other deductions	4,563	2,762
General and administrative expense	9,448	8,278
Consolidated variable interest entities related:
General and administrative expense	—	708
Total costs and expenses	64,673	33,589
Operating income	17,561	33,327
Other income (expense)
Interest expense	(7,301)	(5,463)
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	—	2,439
Net income before income taxes	10,260	30,303
Income tax expense	923	1,403
Net income	9,337	28,900
Distribution and accretion on Series A preferred units	(5,256)	—
Net income attributable to non-controlling interests	(891)	(5,564)
Distributions on Class B units	(21)	(15)
Net income attributable to common units of Kimbell Royalty Partners, LP	$3,169	$23,321

Basic	$0.04	$0.37
Diluted	$0.04	$0.36
Weighted average number of common units outstanding
Basic	72,112,056	62,541,565
Diluted	116,539,624	79,757,979

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non-cash unit based compensation, unrealized gains and losses on derivative instruments and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$69,046	$47,054
Interest expense	7,301	5,463
Income tax expense	923	1,403
Impairment of oil and natural gas properties	(5,963)	—
Amortization of right-of-use assets	(86)	(83)
Amortization of loan origination costs	(530)	(516)
Unit-based compensation	(3,684)	(3,170)
(Loss) Gain on derivative instruments, net of settlements	(8,738)	12,500
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(4,316)	(11,058)
Accounts receivable and other current assets	1,149	(514)
Accounts payable	(313)	291
Other current liabilities	847	(256)
Operating lease liabilities	92	85
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	—	2,439
Other assets and liabilities	—	(308)
Consolidated EBITDA	$55,728	$53,330
Add:
Impairment of oil and natural gas properties	5,963	—
Unit-based compensation	3,684	3,170
Loss (Gain) on derivative instruments, net of settlements	8,738	(12,500)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	—	(2,439)
General and administrative expense	—	708
Consolidated Adjusted EBITDA	$74,113	$42,269
Adjusted EBITDA attributable to non-controlling interest	(16,180)	(8,137)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$57,933	$34,132

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	5,234	4,124
Cash distributions on Series A preferred units	3,800	—
Cash income tax refund	—	(639)
Distributions on Class B units	21	15
Cash available for distribution on common units	$48,878	$30,632

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
March 31, 2024
Net income	$9,337
Depreciation and depletion expense	38,167
Interest expense	7,301
Income tax expense	923
Consolidated EBITDA	$55,728
Impairment of oil and natural gas properties	5,963
Unit-based compensation	3,684
Loss on derivative instruments, net of settlements	8,738
Consolidated Adjusted EBITDA	$74,113
Adjusted EBITDA attributable to non-controlling interest	(16,180)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$57,933

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	5,234
Cash distributions on Series A preferred units	3,800
Distributions on Class B units	21
Cash available for distribution on common units	$48,878

Common units outstanding on March 31, 2024	74,646,476

Common units outstanding on May 13, 2024 Record Date	74,646,476

Cash available for distribution per common unit outstanding	$0.65

First quarter 2024 distribution declared (1)	$0.49

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
March 31, 2023
Net income	$28,900
Depreciation and depletion expense	17,564
Interest expense	5,463
Income tax expense	1,403
Consolidated EBITDA	$53,330
Unit-based compensation	3,170
Gain on derivative instruments, net of settlements	(12,500)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(2,439)
General and administrative expense	708
Consolidated Adjusted EBITDA	$42,269
Adjusted EBITDA attributable to non-controlling interest	(8,137)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$34,132

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,124
Cash income tax refund	(639)
Distributions on Class B units	15
Cash available for distribution on common units	$30,632

Common units outstanding on March 31, 2023	64,950,333

Common units outstanding on May 15, 2023 Record Date	64,950,333

Cash available for distribution per common unit outstanding	$0.47

First quarter 2023 distribution declared (1)	$0.35

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

 Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	March 31, 2024
Net income	$9,337
Depreciation and depletion expense	38,167
Interest expense	7,301
Income tax expense	923
Consolidated EBITDA	$55,728
Impairment of oil and natural gas properties	5,963
Unit-based compensation	3,684
Loss on derivative instruments, net of settlements	8,738
Consolidated Adjusted EBITDA	$74,113

Q2 2023 - Q4 2023 Consolidated Adjusted EBITDA (1)	199,689
Trailing Twelve Month Consolidated Adjusted EBITDA	$273,802

Long-term debt (as of 3/31/24)	285,360
Cash and cash equivalents (as of 3/31/24) (2)	(25,000)
Net debt (as of 3/31/24)	$260,360

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.0	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q2 2023 acquisition that closed in May 2023 and the Q3 2023 acquisition that closed in September 2023 in accordance with Kimbell's secured revolving credit facility.

(2)  In accordance with Kimbell's secured revolving credit facility, the maximum deduction of cash and cash equivalents to be included in the net debt calculation for compliance purposes is $25 million.